Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Sheree Aronson

VP, Investor Relations

(949) 367-9600 ext 371

saronson@glaukos.com

Glaukos Corporation Announces First Quarter 2017 Financial Results

Company Raises 2017 Net Sales Guidance

San Clemente, CA – May 3, 2016  – Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology company focused on the development and commercialization of breakthrough products and procedures designed to transform the treatment of glaucoma, today announced financial results for the first quarter ended March 31,  2017.  Key highlights include:

•	Achieved 55% net sales growth to $35.9 million in the first quarter of 2017, compared to $23.1 million in the first quarter of 2016.
•	Reported net income of $0.9 million, or $0.02 per diluted share, in the first quarter of 2017, compared to $0.9 million, or $0.03 per diluted share, in the first quarter of 2016.
•	Raised 2017 net sales guidance to a range of $162 million to $167 million.

“This marks our 15th consecutive quarter of at least 40% year-over-year net sales growth, demonstrating continued strong demand for our pioneering micro-scale glaucoma products,” said Thomas Burns, president and chief executive officer.  “We are off to a solid start in 2017, focusing our resources and energy on driving U.S. adoption of our flagship iStent® Trabecular Micro-Bypass Stent, pursuing regulatory approval of our pipeline technologies and expanding our direct sales operations into targeted international markets.”

First Quarter 2017 Financial Results

Net sales rose 55% in the first quarter of 2017 to $35.9 million, compared to $23.1 million in the same period in 2016.  The growth reflected primarily strong unit volume increases and expansion of the company’s direct sales operations into new international markets.

Gross margin for the first quarter of 2017 was approximately 86%,  unchanged from the same period in 2016.

Operating expenses for the first quarter of 2017 were $30.4 million, up 57% compared to $19.4 million in the same period of 2016.  The increase reflected primarily the company’s ongoing investment in, and expansion of, its global infrastructure by adding international sales operations and increasing domestic sales, marketing and administrative personnel and expenses.

Income from operations was $0.3 million in the first quarter of 2017, compared to $0.6 million in the first quarter of 2016.  Net income in the first quarter of 2017 was $0.9 million, or $0.02 per diluted share, compared to $0.9 million, or $0.03 per diluted share, in the first quarter of 2016.

2017 Revenue Guidance

The company raised its 2017 net sales guidance to a range of $162 million to $167 million versus prior guidance of $160 million to $165 million.  The revised guidance implies growth in 2017 net sales of approximately 42% to 46%, compared to 2016 net sales.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss the results.  A link to the webcast is available on the company’s website at http://investors.glaukos.com.  To participate in the conference call, please dial 877-201-0168 (U.S.) or 647-788-4901 (international) and enter Conference ID 4368346.  A replay of the webcast will be archived on the company’s website following completion of the call.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic medical technology company focused on the development and commercialization of breakthrough products and procedures to transform the treatment of glaucoma, one of the world’s leading causes of blindness.  The company pioneered Micro-Invasive Glaucoma Surgery, or MIGS, to revolutionize the traditional glaucoma treatment and management paradigm.  Glaukos launched the iStent®, its first MIGS device, in the United States in July 2012 and is leveraging its platform technology to build a comprehensive and proprietary portfolio of micro-scale injectable therapies designed to address the complete range of glaucoma disease states and progression.  The company believes the iStent, measuring 1.0 mm long and 0.33 mm wide, is the smallest medical device ever approved by the FDA.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including the company’s revised revenue guidance for 2016.  Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this presentation.  These potential risks and uncertainties include, without limitation, uncertainties about our ability to maintain profitability; our dependence on the success and market acceptance of the iStent; our ability to leverage our sales and marketing infrastructure to increase market penetration and acceptance both in the United States and internationally of our products; our dependence on a limited number of third-party suppliers for components of our products; the occurrence of a crippling accident or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent or other products in development; our ability to properly train, and gain acceptance and trust from, ophthalmic surgeons in the use of our products; our ability to successfully develop and commercialize additional products; our ability to compete effectively in the highly competitive and rapidly changing medical device industry and against current and future competitors (including MIGS competitors) that are large public companies or divisions of publicly traded companies that have competitive advantages; the timing, effect and expense of navigating different regulatory approval processes as we develop additional products and penetrate foreign markets; the impact of any product liability claims against us and any related litigation; the effect of the extensive and increasing federal and state regulation in the healthcare industry on us and our suppliers; the lengthy and expensive clinical trial process and the uncertainty of outcomes from any particular clinical trial; our ability to protect, and the expense and time-consuming nature of protecting, our intellectual property against third parties and competitors that could develop and commercialize similar or identical products; the impact of any claims against us of infringement or misappropriation of third party intellectual property rights and any related litigation; and the market’s perception of our limited operating history as a public company.  These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K  for 2016 and Quarterly Report on Form 10-Q, which we expect to file on or before May 10, 2017. Our filings with the Securities and Exchange Commission are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov.  In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com.  All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.  You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof.  We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2016
Net sales	$35,907	$23,092
Cost of sales	5,180	3,121
Gross profit	30,727	19,971
Operating expenses:
Selling, general and administrative	21,481	12,288
Research and development	8,942	7,062
Total operating expenses	30,423	19,350
Income from operations	304	621
Other income, net
Interest and other income	636	335
Interest and other expense, net	(7)	(102)
Change in fair value of stock warrant liability	—	43
Total other income, net	629	276
Income before taxes	933	897
Provision for income taxes	55	—
Net income	$878	$897
Basic net income per share	$0.03	$0.03
Diluted net income per share	$0.02	$0.03
Weighted average shares used to compute basic net income per share	34,146	32,317
Weighted average shares used to compute diluted net income per share	37,742	35,724

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	March 31,	December 31,
	2017	2016
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,621	$6,494
Short-term investments	90,590	89,268
Accounts receivable, net	14,434	14,305
Inventory, net	7,485	6,844
Prepaid expenses and other current assets	2,579	3,032
Restricted cash	30	80
Total current assets	123,739	120,023
Property and equipment, net	7,839	7,593
Intangible assets, net	5,970	6,567
Deposits and other assets	354	188
Total assets	$137,902	$134,371

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,934	$2,967
Accrued liabilities	10,623	13,911
Deferred rent	85	60
Total current liabilities	14,642	16,938
Other liabilities	307	159
Total liabilities	14,949	17,097

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000 authorized; 34,308 and 33,971 shares issued and 34,280 and 33,943 shares outstanding at March 31, 2017 and December 31, 2016, respectively	34	34
Additional paid-in capital	313,916	308,815
Accumulated other comprehensive income	348	648
Accumulated deficit	(191,213)	(192,091)
Less treasury stock (28 shares)	(132)	(132)
Total stockholders’ equity	122,953	117,274
Total liabilities and stockholders’ equity	$137,902	$134,371

###